Exhibit 10.29

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 15, 2013, by and between BEBE STORES, INC., a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 15, 2009 as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1 (a) is hereby amended by deleting “Twenty Five Million Dollars ($25,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Ten Million Dollars ($10,000,000.00).”

2. Section 1.4 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.4. GUARANTIES. The payment and performance of all indebtedness and other obligations of Borrower to Bank shall be guaranteed jointly and severally by BEBE STUDIO, INC. and BEBE MANAGEMENT, INC. (each a “Guarantor”) in the principal amount of Ten Million Dollars ($10,000,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.”

3. Section 4.9 (a) is hereby deleted in its entirety, and the following substituted therefor:

“(a) Tangible Net Worth not at any time less than the Required Amount, with the “Required Amount” defined initially as $250,000,000.00, with such initial Required Amount to increase on a cumulative basis at and as of each fiscal year end of Borrower to an amount equal to the sum of the then Required Amount plus an amount equal to fifty percent (50%) of Borrower’s consolidated net income for the fiscal year then ended, provided however; that in no event shall any net loss suffered by Borrower at any time reduce the Required Amount. “Tangible Net Worth” shall be defined as the aggregate of total stockholders’ equity plus subordinated debt acceptable to Bank less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.”

4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
BEBE STORES, INC.		NATIONAL ASSOCIATION

By:	/s/ Liyuan Woo	By:	/s/ Rachelle Cayanan
	Liyuan Woo,		Rachelle Cayanan,
	Chief Financial Officer		Relationship Manager

FIRST MODIFICATION TO PROMISSORY NOTE

THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of May 15, 2013, by and between BEBE STORES, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit in the maximum principal amount of $25,000,000.00, executed by Borrower and payable to the order of Bank, dated as of February 1, 2013 (the “Note”), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of May 15, 2009 as amended from time to time (the “Loan Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1. The maximum principal amount available under the Note is hereby modified to be Ten Million Dollars ($10,000,000.00).

2. The effective date of the changes set forth herein shall be May 15, 2013.

3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

WELLS FARGO BANK,
BEBE STORES, INC.		NATIONAL ASSOCIATION

By:	/s/ Liyuan Woo	By:	/s/ Rachelle Cayanan
	Liyuan Woo,		Rachelle M. Cayanan,
	Chief Financial Officer		Relationship Manager